                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     ------------

                                       FORM 8-K
                                   (CURRENT REPORT)

                                     ------------

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: AUGUST 15, 1999
                         (DATE OF EARLIEST EVENT REPORTED)


                            COMMISSION FILE NUMBER: 1-7293

                                     ------------

                             TENET HEALTHCARE CORPORATION

                (Exact name of Registrant as specified in its charter)

                  NEVADA                                95-2557091
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)               Identification No.)

            3820 STATE STREET
        SANTA BARBARA, CALIFORNIA                         93105
     (Address of principal executive                    (Zip Code)
                 offices)

                               AREA CODE (805) 563-7000

                 (Registrant's telephone number, including area code)


                                         N/A

            (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

SALE OF ASSETS

     On August 15, 1999, Tenet Healthcare Corporation, a Nevada corporation (the "Company"), signed a definitive agreement with IASIS Healthcare ("IASIS"), pursuant to which the Company will sell 10 general hospitals and certain related assets to IASIS. The hospitals being sold are: St. Luke's Medical Center (including St. Luke's Behavioral Health Center), Mesa General Hospital and Tempe St. Luke's Hospital, all in the Phoenix, Arizona, area; Memorial Hospital of Tampa, Town & Country Hospital and Palms of Pasadena Hospital, all in the Tampa/St. Petersburg, Florida, area; Odessa Regional Hospital, Odessa, Texas; Southwest General Hospital, in San Antonio, Texas; and Mid-Jefferson Hospital and Park Place Medical Center, both in the Beaumont/Port Arthur, Texas, area. During the month of August the Company also entered into a definitive agreement to sell Columbia Regional Hospital in Columbia, Missouri.

     Each of the transactions is subject to the receipt of regulatory approvals and the satisfaction of various other conditions. The transactions are scheduled to close during the Company's second fiscal quarter, which ends November 30, 1999. The Company anticipates that it will use the proceeds from the sale to reduce the balance outstanding under its revolving credit agreement.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          Not applicable

     (b)  PRO FORMA FINANCIAL STATEMENTS

          Not applicable

     (c)  EXHIBITS

          Not applicable

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TENET HEALTHCARE CORPORATION



                              By:  /s/ RAYMOND L. MATHIASEN
                                   ------------------------
                                   Raymond L. Mathiasen
                                   Executive Vice President and
                                   Chief Accounting Officer



August 24, 1999

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                         EXHIBIT INDEX

     Number                   Exhibit
     Not applicable           Not applicable